EXHIBIT 23.12

                                  July 20, 1999


Board of Directors
Artra Group Incorporated
500 Central Avenue
Northfield, Illinois  60093

Gentlemen:

         We are acting as counsel to Artra Group Incorporated ("Artra") in connection with the proposed merger of Artra and a merger subsidiary of Entrade Inc. ("Entrade")

         We hereby  consent to the filing of our form of tax  opinion as Exhibit
8.1 to Entrade's Registration Statement on Form S-4 and to the use of our name under the section entitled "The Merger -- Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus.



                                          /s/  Duane, Morris & Heckscher LLP
                                          Philadelphia, Pennsylvania